                                                                    EXHIBIT 3.55

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                               W.A. WHITNEY CORP.

                                    * * * * *


                                 ARTICLE I. NAME
                                   (Restated)

      The name of the corporation is W.A. WHITNEY CORP.

               ARTICLE II. REGISTERED AGENT AND REGISTERED OFFICE
                                   (Restated)

      The name and address of its registered agent and its registered office in the State of Illinois are C T Corporation System, 208 S. LaSalle Street, Chicago, Illinois 60604.

                              ARTICLE III. PURPOSE
                                    (Amended)

      The purpose for which the corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the Illinois Business Corporation Act.

                          ARTICLE IV. AUTHORIZED SHARES
                                    RESTATED

      Paragraph l: The aggregate number of shares which the corporation is authorized to issue is 30,000 divided into two classes. The designation of each class, the number of shares of each class, and the par value, if any, of the shares of each class, or a statement that the shares of any class are without par value, are as follows:

                           Number of                 Par Value
                            Shares                   Per Share
Common                     20,000                    Without par value
Preferred                  10,000                    $100.00

      Paragraph 2: The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are:

      Each holder of either common or preferred stock is entitled to one vote for each share of such stock standing in his name on the books of the corporation.

      The holders of preferred shares shall be entitled to receive dividends thereon at the rate of six per cent per annum and no more, payable out of surplus or net profits of the corporation, quarterly, half-yearly or yearly, as and when declared by the board of directors, before any dividend shall be declared, set apart for, or paid upon the common shares of the corporation. The dividends on the preferred stock shall be cumulative, so that if the corporation fails in any fiscal year to pay such dividends on all of the issued and outstanding preferred stock, such deficiency in the dividends shall be fully paid, but without interest, before any dividends shall be paid on or set apart for the common shares. Subject to the foregoing provisions, the preferred stock shall not be entitled to participate in any other or additional surplus or net profits of the corporation.

      In the event of the dissolution or liquidation of the corporation, or a sale of all its assets, whether voluntary or involuntary, or in event of its insolvency or upon any distribution of its capita, there shall be paid to the holders of the preferred stock its par value of $100 per share plus the amount of all unpaid accrued dividends thereon, without interest before any sum shall be paid to or any assets distributed among the holders of the common shares. After such payment to the holders of the preferred stock, the remaining assets and funds of the corporation shall be divided among and paid to the holders of the common shares in proportion to the respective holdings of such shares.

                  ARTICLE V. ISSUED SHARES AND PAID-IN CAPITAL
                                    RESTATED

      The total number of shares of common stock currently issued and outstanding is 7,319 and the total number of shares of preferred stock currently issued and outstanding is 8,269. The amount of paid-in capital with respect to such shares is $835,936.

                          ARTICLE VI. CUMULATIVE VOTING
                                      (New)

      The right to cumulate votes in the election of directors shall not exist with respect to shares of stock of this corporation.

                         ARTICLE VII. PREEMPTIVE RIGHTS
                                      (New)

      No preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of this corporation.

                             ARTICLE VIII. DIRECTORS
                                      (New)

      The business and affairs of the corporation shall be managed by or under the direction of the board of directors.

                               ARTICLE IX. BYLAWS
                                      (New)

      In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the bylaws of the corporation.

                              ARTICLE X. AMENDMENT
                                      (New)

      The corporation reserves the right to amend, alter, change or repeal any provision contained in these articles of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

      Dated: February 10, 1989


                                               /s/ Theodore F. Brolund
                                        ---------------------------------------
                                            Theodore F. Brolund, President

Attest:     /s/ R. W. Stevenson
       -----------------------------
       Robert W. Stevenson,
       Secretary

                                    JIM EDGAR
                               Secretary of State
                                State of Illinois

         Submit in Duplicate

Remit payment in Check or Money
Order, payable to "Secretary of
State":

   DO NOT SEND CASH!

                              ARTICLES OF AMENDMENT

Pursuant to the provisions of "The Business Corporation Act of 1983", the undersigned corporation hereby adopts these Articles of Amendment to its Articles of Incorporation.

ARTICLE ONE     The name of the corporation is W.A. WHITNEY CORP.       (Note 1)

ARTICLE TWO     The following amendment of the Articles of Incorporation was adopted on March 6th, 1991 in the manner indicated below.
                   ("X" one box only.)

      [ ] By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected; or by a majority of the board of directors, in accordance with Section 10.10, the corporation having issued no shares as of the time of adoption of this amendment;

                                                                        (Note 2)

      [X]  By a majority of the board of directors, in accordance with
           Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment;

                                                                        (Note 3)

      [ ] By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment;

                                                                        (Note 4)

      [ ] By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10;

                                                                        (Note 4)

      [ ] By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors have been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment.

                                                                        (Note 4)

                            (INSERT AMENDMENT)
(Any article being amended is required to be set forth in its entirety.) (Suggested language for an amendment to change the corporate name is: RESOLVED, that the Articles of Incorporation be amended to read as follows:)
          RESOLVED: That Article I of the Articles of Incorporation be
                               amended to read as
          follows: ARTICLE I. NAME The name of the corporation is W. A.
                                   WHITNEY CO.
-------------------------------------------------------------------------------
                                   (NEW NAME)

                 All changes other than name, include on page 2
                                     (over)

                                     Page 2
                                   Resolution

ARTICLE THREE     The manner in which any exchange, reclassification or
                  cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows: (If not applicable, insert "No change")

                                   No change.

ARTICLE FOUR     (a) The manner in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid in Surplus and is equal to the total of these accounts) is as follows: (If not applicable, insert "No change")

                                   No change.

                  (b) the amount of paid-in capital (Paid in Capital replaces the terms Stated Capital and Paid in Surplus and is equal to the total of these accounts) as changed by this amendment is as follows: (If not applicable, insert "No change")

                                   No change.

                      Before Amendment          After Amendment
Paid-in Capital       $---------------          $---------------

                       (Complete either Item 1 or 2 below)

(1) The undersigned corporation has caused these articles to be signed by its duly authorized officers, each of whom affirm, under penalties of perjury, that the facts stated herein are true.

Dated    3 - 6    , 1991                        W. A. WHITNEY CORP.
      ------------------                 ---------------------------------
                                            (Exact Name of Corporation)

attested by   /s/ R. W. Stevenson         by    /s/ Theodore F. Brolund
            ---------------------------       -----------------------------
           (Signature of Secretary or           (Signature of President or
                Assistant Secretary)                 Vice President)


              Robert W. Stevenson              Theodore F. Brolund
              Secretary                        President
        -------------------------------    --------------------------------
           (Type or Print Name and Title)   (Type or Print Name and Title)

(2) If amendment is authorized by the incorporators, the incorporators must sign below.

                                       OR

If amendment is authorized by the directors and there are no officers, then a majority of the directors or such directors as may be designated by the board, must sign below.

The undersigned affirms, under penalties of perjury, that the facts stated herein are true.

Dated                        , 19
      ----------------------     ----

-------------------------------------      -------------------------------------
-------------------------------------      -------------------------------------
-------------------------------------      -------------------------------------
-------------------------------------      -------------------------------------